                                                                    EXHIBIT 99.2

eMachines(TM)                                              For Immediate Release

     eMachines Reports Fourth Quarter and Full Year 2000 Results

IRVINE, Calif.--Feb. 15, 2001--eMachines, Inc. (NASDAQ:EEEE), today reported revenues of $134.8 million for the fourth quarter ended December 30, 2000, compared to the $307.1 million recorded in the fourth quarter of 1999. Net loss from operations for the fourth quarter of 2000 (before non-cash stock-based compensation, amortization of intangible assets and a charge for the impairment of intangible assets totaling $97.8 million, or $0.68 per share) was $31.2 million, or a loss of $0.21 per share, compared to a profit of $2.2 million, or $0.02 per share (before accretion of redeemable preferred stock and non-cash stock-based compensation of $0.02 per share) in the year-earlier period. These results are consistent with guidance provided by eMachines in December 2000.

Revenue for the year ended December 30, 2000, totaled $684.1 million, compared to $814.3 million for the prior year. Net loss from operations for the year 2000 (before accretion of redeemable preferred stock, non-cash stock-based compensation, amortization of intangible assets and a charge for the impairment of intangible assets totaling $137.5 million, or $1.05 per share) was $83.9 million, or a loss of $0.64 per share, compared to a net loss of $4.4 million, or $0.06 per share (before accretion of redeemable preferred stock and non-cash stock-based compensation of $0.08 per share) in 1999.

These results reflect the continued slowing of the US economy which has resulted in a significant, higher than expected decrease in consumer demand for personal computers and other retail goods during the fourth quarter of 2000, a traditionally robust holiday sales period, and write-downs of product inventories to facilitate sales of PCs through the retail channel. Although our operations for the fourth quarter of 2000 reduced our cash and short-term investments to $112.9 million, eMachines remains substantially debt-free, continues to focus on cost-management, and expects to improve its cash position in the first quarter of 2001 through inventory sales and the collection of year-end receivables.

                                    -more-
eMachines Reports Fourth Quarter and Full Year 2000 Results               2 of 7

"While we were disappointed with the level of fourth quarter revenues, we are pleased with the overall progress of our key business initiatives during 2000, particularly in light of the decline in consumer spending and the general economic climate," said Stephen A. Dukker, President and CEO of eMachines, Inc. "We sold nearly 1.6 million personal computers during the year 2000, bringing the total unit shipments to more than 3.5 million units, and have continued to solidify our position as the third largest brand of desktop PCs sold through U.S. retailers."

Highlights of Q4

eMachines enhanced its management team with the appointment of John A. (Jay) Muskovich, a 30-year veteran in financial management and retail operations, as Executive Vice President and Chief Financial Officer.

Continuing to receive industry accolades for its high-quality, low-priced eTower(TM) PCs, eMachines most recently won the Most Valuable Product (MVP) award in the "best low-cost desktop PC" category from Ziff Davis' Smart Business for the New Economy.

eMachines announced its initial strategy for targeting the small and medium-sized business market with network-ready, Windows(R)2000 Professional-based PCs. Finally, we experienced strong growth and development of market share in our newly launched joint venture with Dixons Group in the UK.

PC Revenues

PC hardware revenues in the fourth quarter of 2000 accounted for $132.8 million in sales compared to $305.6 million in the year earlier period. Unit shipments during the fourth quarter of 2000 were 311,000 units, a 49 percent decrease from the fourth quarter of 1999, and a 24 percent decrease from the third quarter of 2000--a result of the overall market weakness in US PC sales demand. As a result of write-downs of inventory and promotional discounts provided to retailers in the fourth quarter of 2000, the cost of hardware revenues exceeded net revenues from sales resulting in a negative hardware gross margin of 9 percent, or $11.9 million. The average gross selling price (before returns and allowances) was $502 in the fourth quarter of 2000, a 10 percent decrease from the average gross selling price (before returns and allowances) in the fourth quarter of 1999, and a slight decrease of 1 percent from the average gross selling price (before returns and allowances) in the third quarter of 2000.

                                    -more-
eMachines Reports Fourth Quarter and Full Year 2000 Results               3 of 7

For the year ended December 30, 2000, PC hardware revenues totaled $672.6 million compared to $812.2 million for the prior year. Total unit shipments for the year 2000 were 1.6 million units compared to 1.7 million in 1999. Hardware gross margin for the year 2000 was a negative 5 percent, or $30.7 million.

Internet Revenues

Internet-related revenues for the fourth quarter of 2000 grew at a slower than anticipated pace primarily due to the significant decrease of PC shipments and the softening of the Internet advertising market.

Internet-related revenues for the fourth quarter of 2000 were $2.0 million, compared to $2.8 million for the third quarter of 2000, and $1.5 million for the fourth quarter of 1999.

For the year ended December 30, 2000, Internet related revenues totaled $11.5 million at a gross margin of 83 percent, compared to $2.1 million at a gross margin of 96 percent in 1999.

Significantly, our eWare(TM) surfing assistant now claims close to 1 million active unique users over the most recent 30-day period. This represents almost 60 percent utilization of this software as measured against units shipped. In addition, eMachines deployed its new pop-up advertising technologies as a new saleable advertising property.

Although eMachines' Internet-related activities remain a strategic priority, the company has significantly lowered its expectations of Internet revenues for 2001. As a result, eMachines has reevaluated its remaining goodwill balance related to the acquisition of Free-PC, Inc., and in the fourth quarter of 2000 recorded an impairment charge of $85.8 million related to this acquisition.

Other Governance Issues

In unrelated matters, Bill Gross and C. Toms Newby, III resigned during January from their positions on the eMachines Board of Directors. In addition, eMachines' Board of Directors established June 20, 2001 as the date of its first Annual Shareholders Meeting. Details will be provided at a later date.

                                    -more-
eMachines Reports Fourth Quarter and Full Year 2000 Results               4 of 7

Business Outlook

The general economic uncertainties and a downturn in the PC market and the general retail sector are expected to continue through the first half of 2001. However, eMachines is optimistic regarding its activities upcoming in the second quarter of 2001 when we annualize the business slowdown which began in the second quarter of 2000. eMachines is comfortable with the published estimates for the company's performance over the next two quarters.

In the second quarter of 2001, with the elimination of the $400 rebate offered by MSN, eMachines will gain a competitive advantage associated with its ability to continue to offer $400 rebates with its partner AOL/Compuserve through the end of the second quarter of 2001. Further, we anticipate the elimination of all $400 rebates beginning in the third quarter of 2001. This will result in a competitive advantage which should reestablish eMachines' position as the principle supplier of naturally low-priced PCs in the $399 to $599 price bands.

eMachines believes that the anticipated release of a new Microsoft operating system and accelerated advancements in technology will stimulate the marketplace during the third and fourth quarter of 2001 to upgrade to more powerful PCs, and should return growth to its historic levels.

In the second quarter of 2001, eMachines will begin its new direct response program, open its new North American production facility with manufacturing partner TriGem Computer, and continue to offer rebates for AOL's Compuserve Internet service through the second quarter of 2001.

Q4 2000 Conference Call and Webcast

eMachines will hold its fourth quarter 2000 conference call and live audio Webcast today at 4:30 p.m. Eastern/1:30 p.m. Pacific. Webcast details are at http://www.e4me.com/investors.html. eMachines will not be taking questions and
----------------------------------
answers at the this conference call, and intends to hold another conference call to review the 2001 strategic plan and initiatives with a full questions and answers segment within the next two weeks.

About eMachines, Inc.

eMachines, Inc. (NASDAQ:EEEE) is a leading provider of Internet-enhanced, low-cost, high-value, personal computers, and of Internet advertising, portal and software distribution services.

                                    -more-
eMachines Reports Fourth Quarter and Full Year 2000 Results               5 of 7

Founded in September 1998, eMachines began selling its low-cost `eTower' desktop computers in November 1998. In June 1999, eMachines sold the third highest number of PCs through retailers in the United States, according to leading market research organizations, and has maintained the number three market share position since that time. Since inception, eMachines has shipped more than 3.5 million PCs through leading national and international retailers, catalog and online merchandisers. Approximately one of every two eMachines consumers is a first-time PC owner, providing the company's advertising partners with a unique opportunity to introduce themselves to new online consumers before many of them have developed strong Internet brand loyalties. The company's Web site is located at http://www.e4me.com.
           -------------------

This press release contains forward-looking statements relating to future events and results that are based on eMachines, Inc.'s current expectations. These statements relate to the outlook and prospects for eMachines and the markets in which it operates. These statements involve risks and uncertainties including, without limitation, the level of demand for eMachines' products and services, eMachines' and its suppliers' ability to timely develop, deliver, and support new and existing products and services, eMachines' ability to manage inventory and predict changes in the PC market, the cost and availability of key product components, eMachines' ability to successfully develop and market its Internet-based services, consumer and advertiser acceptance of such services, competitive pressures relating to price reductions, new product introductions by third parties, technological innovations, and overall market conditions, including demand for computers, Internet access devices and Internet services. Consequently, actual events and results in future periods may differ materially from those currently expected. Additional information regarding the factors that may affect eMachines' future performance is included in the public reports that eMachines files with the Securities and Exchange Commission.

                                     # # #

Press/Investor Contact:
Pattie Adams, eMachines, Inc.
408/945-1364
padams@emachinesinc.com; http://www.e4me.com
-----------------------  -------------------
                                eMachines, Inc.
Unaudited Condensed Consolidated Statements of Operations
                   (In thousands, except share information)

                                                                           Quarter Ended                 Twelve Months Ended
                                                                  ----------------------------     -----------------------------
                                                                  Dec 30, 2000                     Dec 30, 2000
                                                                                  Dec 31, 1999                      Dec 31, 1999
                                                                                  ------------                      ------------
Net revenues:
         Hardware...............................................  $    132,752    $    305,638     $    672,613     $    812,233
         Internet...............................................         2,010           1,473           11,491            2,084
                                                                  ------------    ------------     ------------     ------------
                Net revenues....................................       134,762         307,111          684,104          814,317
                                                                  ------------    ------------     ------------     ------------
Cost of revenues:
         Hardware...............................................       144,647         291,950          703,284          780,859
         Internet...............................................           701              86            1,948               86
                                                                  ------------    ------------     ------------     ------------
                Cost of revenues................................       145,348         292,036          705,232          780,945
                                                                  ------------    ------------     ------------     ------------

         Gross profit (loss)....................................       (10,586)         15,075          (21,128)          33,372

Operating expenses:
         Sales and marketing (includes $20, $11, $86 and
          $1,153 of non-cash stock-based compensation,
          respectively).........................................        10,564           7,095           26,163           16,451
         Product development....................................           475               -            2,360                -
         Customer service and technical support.................         3,345           3,282           17,635            9,049
         General and administrative (includes $3, $0, $210 and
          $179 of non-cash stock-based compensation,
          respectively).........................................         7,622           3,670           27,319            9,714
         Amortization of intangible assets......................        11,964               -           46,362                -
         Impairment of intangible assets (1)....................        85,784               -           88,538                -
                                                                  ------------    ------------     ------------     ------------
                 Total operating expenses.......................       119,754          14,047          208,377           35,214
                                                                  ------------    ------------     ------------     ------------

Income (loss) from operations...................................      (130,340)          1,028         (229,505)          (1,842)
Interest and other income (expense), net........................         1,404           1,187           10,404           (3,886)
                                                                  ------------    ------------     ------------     ------------
Net income (loss)...............................................      (128,936)          2,215         (219,101)          (5,728)

Accretion of mandatorily redeemable preferred stock to
 redemption value...............................................             -          (2,558)          (2,346)          (3,739)
                                                                  ------------    ------------     ------------     ------------
Net loss attributable to common stockholders....................  $   (128,936)   $       (343)    $   (221,447)    $     (9,467)
                                                                  ============    ============     ============     ============
Net loss per share attributable to common stockholders:
         Basic and diluted......................................  $      (0.89)   $      (0.00)    $      (1.69)    $      (0.14)

Shares used in computing loss:
         Basic and diluted......................................   145,616,560      77,600,000      130,885,915       68,808,791

Supplementary information:

Reconciliation from net loss attributable to common stockholders to income (loss) before amortization of intangible assets, impairment of intangible assets, non-cash stock-based compensation and accretion of mandatorily redeemable preferred stock to redemption value:

         Net loss attributable to common stockholders...........  $   (128,936)   $       (343)    $   (221,447)    $     (9,467)
         Amortization of intangible assets......................        11,965               -           46,362                -
         Impairment of intangible assets (1)....................        85,784               -           88,538                -
         Non-cash stock-based compensation......................            23              11              296            1,332
         Accretion of mandatorily redeemable preferred stock to
          redemption value......................................             -           2,558            2,346            3,739
                                                                  ------------    ------------     ------------     ------------
         Income (loss) before amortization of intangible assets,
                impairment of intangible assets, non-cash stock-
                based compensation and accretion of mandatorily
                redeemable preferred stock to redemption value..  $    (31,164)   $      2,226     $    (83,905)    $     (4,396)
                                                                  ============    ============     ============     ============

Income (loss) per share before amortization of intangible
         assets, impairment of intangible assets, non-cash
         stock-based compensation and accretion of mandatorily
         redeemable preferred stock to redemption value:
         Basic..................................................  $      (0.21)   $       0.03     $      (0.64)    $      (0.06)
         Diluted................................................  $      (0.21)   $       0.02     $      (0.64)    $      (0.06)

Shares used in computing income (loss):
         Basic..................................................   145,616,560      77,600,000      130,885,915       68,808,791
         Diluted................................................   145,616,560     102,264,473      130,885,915       68,808,791

          (1) Intangible assets recorded in conjunction with the acquisition of Free-PC Inc.

                                eMachines, Inc.
                Unaudited Condensed Consolidated Balance Sheets
                    December 30, 2000 and December 31, 1999
                   (in thousands, except share information)

                                                                                      December 30, 2000         December 31, 1999
                                                                                      -----------------
                                                                                    ---------------------     ---------------------
ASSETS
Current assets:
         Cash and cash equivalents.....................................................  $     67,970              $    114,823
         Restricted cash...............................................................         9,124                         -
         Short-term investments........................................................        35,814                    19,897
         Accounts receivable, less allowances ($6,119 and $2,160 at
               December 30, 2000 and December 31, 1999, respectively)..................        91,767                   123,726
         Inventories...................................................................       163,703                    65,260
         Prepaid and other current assets..............................................         2,400                     3,992
                                                                                         ------------              ------------
               Total current assets....................................................       370,778                   327,698

Property and equipment, net............................................................         3,411                     1,827
Intangible assets......................................................................        11,926                         -
                                                                                         ------------              ------------
Other assets...........................................................................         7,922                     2,188
                                                                                         ------------              ------------
                                                                                         $    394,037              $    331,713
                                                                                         ============              ============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
         Trade payables-related party..................................................  $     69,745              $    131,935
         Accounts payable..............................................................         1,286                    12,939
         Accrued rebates...............................................................        34,037                    22,803
         Accrued expenses and other current liabilities................................        48,069                    19,855
                                                                                         ------------              ------------
               Total current liabilities...............................................       153,137                   187,532
Deferred revenue - noncurrent portion..................................................         1,529                     1,343
                                                                                         ------------              ------------
Subordinated notes payable to stockholders.............................................           290                       560
                                                                                         ------------              ------------
Redeemable convertible preferred stock - Series A; $.01 par value; no shares authorized, issued and outstanding at December 30, 2000; 25,000,000
         shares authorized; 24,279,369 shares outstanding at December 31, 1999.........             -                   150,014
                                                                                         ------------              ------------

Stockholders' equity (deficiency):
         Preferred stock, $.01 par value; 35,000,000 shares authorized; no shares issued and outstanding...........................................
         Commonstock, $.0000125 par value; 350,000,000 shares authorized;
               145,458,132 and 78,019,538 shares outstanding at December 30,
               2000 and December 31, 1999, respectively................................             2                         1
         Additional paid-in capital.........                                                  475,601                     6,582
         Unearned stock compensation...................................................        (1,253)                   (1,550)
         Notes receivable from stockholders............................................          (200)                     (500)
         Unrealized loss - AFS investment..............................................        (1,353)                        -
         Accumulated deficit...........................................................      (233,716)                  (12,269)
                                                                                         ------------              ------------
               Total stockholders' equity (deficiency).................................       239,081                    (7,736)
                                                                                         ------------              ------------
                                                                                         $    394,037              $    331,713
                                                                                         ============              ============